Exhibit 99.1

Fifth Third Bank HSAs Moving to HealthEquity

Draper, Utah – (GLOBE NEWSWIRE) – April 27, 2021 – HealthEquity, Inc. (NASDAQ: HQY) (“HealthEquity” or the “Company”), the largest independent HSA custodian, today announced it has entered into a definitive agreement with Fifth Third Bank, National Association ("Fifth Third"), to transition custodianship of Fifth Third’s health savings account (HSA) portfolio to HealthEquity.

The definitive agreement contemplates a $60.8 million dollar purchase price for a transfer of approximately 149,000 current HSA members and their approximately $477.0 million of HSA assets. The definitive agreement includes a mechanism to adjust the purchase price based on the amount of HSA assets actually transferred.

"We are eager to welcome Fifth Third HSA members and employers to HealthEquity with remarkable Purple service from HSA experts and the industry’s leading platform for connecting health and wealth," said HealthEquity's CEO, Jon Kessler

“HealthEquity has a culture and dedication to taking care of its customers,” said Tim Spence, president of Fifth Third Bancorp. “We believe this transition is the best path forward for our HSA members to maintain the highest quality of delivery in services now and in the future.”

The transition of custodianship of Fifth Third Bank’s HSA portfolio to HealthEquity, which will also entail a transfer of the underlying assets held in the HSAs, is subject to regulatory approval and satisfaction of other customary closing conditions.

About HealthEquity

HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for our more than 12 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.

Forward-looking statements

This press release contains “forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:

•	the impact of the transition of Fifth Third’s HSA portfolio on the Company and our results of operations;

•	Fifth Third’s ability to receive the necessary regulatory approval;

•	the impact of the COVID-19 pandemic on the Company, its operations and its financial results;

•	our ability to realize the anticipated financial and other benefits from combining the operations of WageWorks with our business in an efficient and effective manner;

•	our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;

•	our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;

•	our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;

•	the significant competition we face and may face in the future, including from those with greater resources than us;

•	our reliance on the availability and performance of our technology and communications systems;

•	recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;

•	the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;

•	our ability to comply with current and future privacy, healthcare, tax, investment advisor and other laws applicable to our business;

•	our reliance on partners and third-party vendors for distribution and important services;

•	our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;

•	our ability to protect our brand and other intellectual property rights; and

•	our reliance on our management team and key team members.

For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact:

Richard Putnam

801-727-1209

rputnam@healthequity.com